Exhibit 10.8
Summary Translation of Line of Credit Agreement

Borrower:	Beijing Dehaier Medical Technology Company Limited

Lender:	ICBC Beijing (Fangzhuang Branch)

1.      Purpose of Line of Credit.

The purpose of the line of credit is to allow the Borrower to finance its working capital needs (including equipment purchases).

2.      Amount of Line of Credit.

RMB10,000,000

3.      Line of Credit Term.

The line of credit shall run from June 20, 2011 through June 15, 2012.

4.      Interest rate and method of payment.

Interest shall be paid monthly. The interest rate shall be equal to the benchmark interest rate of the People’s Bank plus 10%.

5.      Repayment date.

Payments of principal are due on January 20, 2012 and June 15, 2012 for RMB4,000,000 and RMB6,000,000, respectively.

6.      Guarantee.

The Lender shall have a mortgage on the building held by Borrower’s affiliated entity, Beijing De-haier Technology Company Limited.

7.      Liability for breach of contract.

If the Borrower does not repay the loan on the dates set forth above, the Lender shall have the right to deduct such amounts from the Borrower’s bank balance with the Lender and may charge an additional 50% of the regular interest as penalty interest.